SCHEDULE 14A
(RULE 14a-101)
Information Required in Proxy Statement
Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Apollo Investment Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, schedule or registration statement no.:

	(3)	Filing party:

	(4)	Date filed:

August 9, 2012

Dear Stockholder:

Apollo Investment Corporation (the "Company") held its annual meeting of stockholders (the "Annual Meeting") on August 7, 2012. The proposals considered at meeting are described in detail in the Company's definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on June 25, 2012 (the "Proxy").

At the Annual Meeting, the Company's stockholders voted to approve the first and second proposals found in the Proxy. To permit additional time to solicit stockholder votes for the third proposal found in the Proxy, the Annual Meeting has been adjourned until September 5, 2012.

Our records indicated that we have not yet received your vote. Please help us avoid the costs of further adjournments, phone calls and mailings by promptly voting your shares.

For your convenience, we have enclosed a duplicate voting instruction form that you may use to vote your shares.

If you have any questions or need any assistance voting your shares, please call Georgeson Inc., the Company's proxy solicitor, toll-free at 1-800-790-6795.

Sincerely Yours,

John J. Hannan
Chairman of the Board of Directors